Exhibit 99.1

BBOT Reports Second Quarter 2026 Financial Results and Update on Corporate Progress

•
Continued to advance monotherapy and combination cohorts for all clinical programs
•
Initiated dosing of BBO-11818 in combination with cetuximab and after the end of the quarter, initiated dosing of BBO-11818 in combination with BBO-10203
•
Presented preclinical data at AACR highlighting the potency and activity of BBO-11818 in KRAS mutant tumor models and the efficacy of BBO-10203 in combination with tucatinib and trastuzumab in HER2amp models
•
Cash runway expected to fund operations into 2028

SOUTH SAN FRANCISCO, Calif., August 11, 2026 — BridgeBio Oncology Therapeutics, Inc. (“BBOT”) (Nasdaq: BBOT), a clinical-stage biopharmaceutical company focused on RAS-pathway malignancies, today reported financial results for the second quarter ended June 30, 2026, and provided a business update.

BBOT’s portfolio of RAS-pathway inhibitors is designed to enable direct dual inhibition of KRASG12C (BBO-8520), or KRASG12D/V (BBO-11818) in both its ON and OFF states as well as disruption of RAS-driven PI3Kα activation (BBO-10203) to achieve optimal target coverage of the most mutated driver oncogene in human cancer. Together, these assets uniquely position BBOT to achieve concurrent, high-level suppression of both the MAPK and PI3Kα pathways through a wholly-owned internal combination strategy.

“During the second quarter, we made meaningful progress in patient enrollment in our monotherapy and combination cohorts across each of our three clinical programs. Differentiated patient benefit in oncology is driven by optimal target coverage and the ability to combine with standard-of-care regimens. Therefore, we continue to focus heavily on advancing our combination development strategies,” said Pedro J. Beltran, Ph.D., Chief Executive Officer of BBOT. “In addition, our wholly-owned portfolio is uniquely positioned to enable concurrent suppression of the MAPK and PI3Kα pathways through internal combination strategies of each of our KRAS inhibitors with BBO-10203. We are excited to have both combinations already underway in patients. With multiple near-term clinical milestones across all programs expected in the second half of 2026 and cash runway into 2028, we believe we are well positioned to execute our strategy and expand treatment options for patients with mutant KRAS-driven cancers.”

Key Program Highlights and Updates

BBO-8520: An orally bioavailable small molecule direct inhibitor targeting both the ON and OFF states of KRAS G12C.

•
Continued to enroll BBO-8520 plus pembrolizumab combination in patients with NSCLC carrying KRASG12C mutation.
•
Initiated BBO-8520 plus BBO-10203 combination in patients with G12C NSCLC.

BBO-11818: An orally bioavailable small molecule pan-KRAS inhibitor that targets mutant KRAS in both the ON and OFF states.

•
Continued to enroll BBO-11818 monotherapy across multiple dose levels.
•
Initiated dosing of BBO-11818 in combination with cetuximab.
•
Subsequent to the end of the quarter, initiated dosing of BBO-11818 in combination with BBO-10203.
•
Presented preclinical data at AACR highlighting the potency of BBO-11818 in KRASG12D and KRASG12V CDX models, potent combination effect with cetuximab or BBO-10203, and complete tumor regressions through adaptive immunity in combination with anti PD-1 antibodies.

BBO-10203: An orally bioavailable small molecule with a novel mechanism of action designed to block the physical interaction between RAS and PI3Kα, inhibiting RAS-driven PI3Kα-AKT signaling in tumors.

•
Continued to enroll HR+ BC, HER2+/HR- BC, and colorectal (CRC) combination cohorts.
•
Presented preclinical data at AACR showing that BBO-10203 demonstrated strong in vivo combination effect with HER2 inhibitors tucatinib or trastuzumab in HER2amp tumor models.

Second Quarter 2026 Financial Results

•
Cash Position: As of June 30, 2026, BBOT had cash, cash equivalents and marketable securities totaling $344.1 million, which is expected to provide cash runway into 2028.
•
Research and development (R&D) expenses: R&D expenses were $49.2 million for the second quarter of 2026 compared to $27.4 million for the second quarter of 2025. The increase in expenses was primarily due to increases in clinical trial expenses and manufacturing expenses for BBO-8520, BBO-11818, and BBO-10203.
•
General and administrative (G&A) expenses: G&A expenses were $11.0 million for the second quarter of 2026 compared to $2.7 million for the second quarter of 2025. The increase in G&A expenses reflects the initiation of BBOT's standalone operations, de-SPAC transaction, and one-time severance costs for former executives.
•
Net Loss: Net loss was $56.5 million for the second quarter of 2026 compared to $28.4 million for the second quarter of 2025.

About BBOT

BBOT is a clinical-stage biopharmaceutical company advancing a next-generation pipeline of novel small molecule therapeutics targeting RAS and PI3Kα malignancies. BBOT has the goal of improving outcomes for patients with cancers driven by the two most prevalent oncogenes in human tumors. For more information, please visit www.bbotx.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and other federal securities laws. Any statements in this press release that are not historical facts may be deemed forward-looking statements, which generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends. These forward-looking statements include, without limitation, statements regarding the clinical and therapeutic potential and safety profile of BBOT’s product candidates, including BBO-8520, BBO-10203 and BBO-11818, as monotherapy or in combination with other therapeutics, the design and conduct of clinical trials with BBOT’s product candidates, including enrollment and dosing of ongoing clinical internal and external combination studies, and BBOT's beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, including statements regarding anticipated operating expenses, BBOT’s cash runway and sufficiency of its cash and cash equivalents to fund its operations.

These statements are based on various assumptions, whether or not identified in this press release, and are the current expectations of BBOT’s management and are not predictions of actual performance. Many actual events and circumstances are beyond the control of BBOT. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; the design and success of ongoing and planned clinical trials; adverse events that may be encountered in BBOT’s clinical trials; risks relating to the uncertainty of the projected financial information with respect to BBOT; risks related to the preclinical and clinical development of BBOT’s product candidates, including BBO-8520, BBO-10203 and BBO-11818, and the timing of expected regulatory and business milestones, including the progress of enrollment in clinical trials and availability of data from ongoing and planned clinical trials; the impact of competitive products; risks relating to BBOT’s ability to obtain sufficient supply of materials; and those factors discussed in documents BBOT has filed or will file with the U.S. Securities and Exchange Commission.

In addition, forward-looking statements reflect BBOT’s expectations, plans, or forecasts of future events and views as of the date of this press release and are qualified in their entirety by reference to the cautionary statements herein. BBOT anticipates that subsequent events and developments will cause BBOT’s assessments to change. These forward-looking statements should not be relied upon as any guarantee, assurance, prediction or definitive statement of fact or probability or as representing BBOT’s assessments as of any date subsequent to the date of this press release. Neither BBOT, nor its affiliates undertake any obligation to update these forward-looking statements, except as required by law.

BBOT Contacts:

Investor Contact:

BBOT
Investors@BBOTx.com

Media Contact:

Inizio Evoke Comms
Jake.robison@inizioevoke.com

BridgeBio Oncology Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses:	(unaudited)		(unaudited)
Research and development	$49,225	$27,438	$89,027	$48,073
General and administrative	10,962	2,655	17,339	5,157
Total operating expenses	60,187	30,093	106,366	53,230
Loss from operations	(60,187)	(30,093)	(106,366)	(53,230)
Other income, net:
Interest income	3,551	1,666	7,495	3,475
Interest from transition services agreements	196	—	419	—
Change in fair value of participation right liability	—	—	—	(725)
Other income (expense)	(14)	(8)	(108)	(10)
Total other income, net	3,733	1,658	7,806	2,740
Net loss	$(56,454)	$(28,435)	$(98,560)	$(50,490)
Net loss per share attributable to common stockholders, basic and diluted	$(705.20)	$(566.46)	$(1,230.89)	$(1,168.26)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	80,054	50,198	80,072	43,218

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

	June 30,	December 31,
	2026	2025
	(unaudited)
Cash and cash equivalents and marketable securities	$344,130	$425,460
Total assets	376,706	448,381
Total liabilities	53,594	37,285
Accumulated deficit	(455,127)	(356,567)
Total stockholders’ equity	323,112	411,096